UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 14, 2026

NRC Health
(Exact name of registrant as specified in its charter)

Delaware	001-35929	47-0634000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Q Street, Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

(402) 475-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.001 Par Value Common Stock	NRC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2026, the board of directors of NRC Health, a Delaware corporation (the "Company"), designated Trent Green, the Company’s Chief Executive Officer, to serve as the Company’s interim principal financial officer. There were no compensation changes in connection with the appointment of Mr. Green. There are no arrangements or understandings between Mr. Green and any other person pursuant to which Mr. Green was appointed to serve as interim principal financial officer. Mr. Green does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The following is biographical information for Mr. Green:

Trent Green, 54, has served as our Chief Executive Officer since June 2025. Prior to joining the Company, Mr. Green served as Chief Executive Officer of Amazon One Medical, a hybrid primary care provider owned by Amazon, from September 2023 to February 2025 and as Chief Operating Officer of Amazon One Medical from July 2022 through August 2023. Prior to Amazon One Medical, Mr. Green served in various roles at Legacy Health, a nonprofit healthcare system, including Senior Vice President and Chief Operating Officer between 2019 and 2022, President, Emanuel Medical Center, between 2017 and 2019, and Senior Vice President and Chief Strategy Officer between 2008 and 2017. From 1999 to 2008, Mr. Green was a management consultant for Tiber Group/Navigant Consulting (now Guidehouse).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRC HEALTH
(Registrant)

Date: October 19, 2026	By:	/s/ Trent Green
Trent Green
Chief Executive Officer